                                                                    EXHIBIT 10.6

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS

                                [LILLY LOGO]

This Software License Agreement (the "Agreement") is entered into as of the 15th day of March, 2001 by and between Eli Lilly and Company, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, and its Affiliates, (hereinafter referred to as "Lilly") and Phase Forward Incorporated, a Delaware corporation with a principal place of business at 1440 Main Street, Waltham, MA 02451 (hereinafter referred to as "Licensor").

INDUCEMENTS

WHEREAS, Lilly is in the business of the research, development, manufacture, and sale of pharmaceutical based health care solutions, and has submitted to Licensor certain information regarding (i) Lilly's desire to add value and to improve its capability for delivering pharmaceutical based health care solutions through the use of certain technology; (ii) a general description of the hardware, software and services to be provided by Licensor related to the implementation of this technology within Lilly's organization, and (iii) certain technical requirements to fulfill the present and future needs of Lilly (collectively the "RFP");and

WHEREAS, Lilly desires to enter into a mutually beneficial relationship with Licensor under the terms and conditions hereinafter set forth in order to facilitate the anticipated acquisition by Lilly of certain Products; and

NOW, THEREFORE, in consideration of the inducements, mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings detailed below.

     * DATE. For any Product hereunder, the * Date is * provided for in this Agreement. If Lilly * , the * Date for such Product shall be the date that * .

     * . * is the * that * acquired by Lilly hereunder.

     AFFILIATE. An Affiliate is any company, partnership, or joint venture more than twenty-five percent (25%) of the interest in which is owned or controlled (i) by a party; or (ii) by any Parent or Subsidiary of a party.

     CONTRACTORS means organizations (such as, but not limited to, consulting firms and contract research organizations), employees of such organizations and individual contractors that provide services to Lily on a consulting or outsourcing basis.

                                    SOFTWARE
                                    LICENSE
                                   AGREEMENT


     CPU. Any computer or computer complex which shares memory or direct access storage device, and which for the purposes of Lilly's use thereof may be accessed by Lilly.

     DOCUMENTATION. Documentation shall mean the portion of the Product consisting of material in written, printed or electronic format, including but not limited to: technical reference manual, technical notes manual, users manual, application administration guide, and application security administration guide.

     INSTALLATION DATE. The Installation Date is the date by which all items and parts of the applicable Product(s) shall be installed and prepared for Acceptance Testing.

     INVESTIGATIONAL PRODUCTS means medical procedures, drugs or devices which Lilly is testing in clinical trials.

     INVESTIGATORS means clinical investigative organizations (such as, but not limited to, hospitals, medical clinics, and physicians' organizations and practices), employees of such organizations, and individual investigators that treat, monitor and provide information about subjects participating in clinical trials of Investigational Products.

     PRODUCT. A Product(s) is any Software or other deliverable pursuant to this Agreement.

     SERVICES. Services include any programming service, preventive maintenance, remedial hardware maintenance, software maintenance conversion service, consulting service, training service, or support service or other service provided by Licensor to Lilly pursuant to this Agreement.

     SOFTWARE. Software is the object code version of any computer programs, programming, modules, patches, upgrades, or modifications delivered by Licensor to Lilly pursuant to this Agreement as set forth in Appendix A.

     SPECIFICATIONS. Specifications are the functional performance parameters, capabilities and functionality of Software as published in its then-current Documentation.

     UPDATE. Update, means a set of procedures or new program code implemented by Licensor to correct Errors (as defined in the * Agreement) in the Product and to allow the Product to continue to function under supported versions of an applicable operating system, and which may include modifications and enhancements to improve functioning of the Product and is designated by a change in the digits anywhere to the right of the tenths digit in the Software version number [x.x(x)].


       THE SECTIONS ON THE FOLLOWING PAGES ALSO ARE PART OF THIS AGREEMENT

IN WITNESS WHEREOF, LILLY and Licensor have caused duly authorized representatives of the respective parties to execute this Agreement on the date(s) set forth below.


ELI LILLY AND COMPANY                   LICENSOR


By:  /s/ C. E. Golden                   By: /s/  John J. Schlicking
-------------------------------         ------------------------------------
Name: Charles E. Golden                 Name: John J. Schlicking
-------------------------------         ------------------------------------
Title: Chief Financial Officer          Title: Senior Vice President and CFO
-------------------------------         ------------------------------------
Date: March 15, 2001                    Date: March 7, 2001
-------------------------------         ------------------------------------

     UPGRADE means a new version or release of the Product provided by Licensor which improves the functionality or which adds functional capabilities to the Product and is designated by a change in the digits (i) in the tenths digit in the Software version number [x.(x)x] or, (ii) to the left of the decimal point in the Software version number [(x).xx]. Upgrade shall include versions or releases of any successor product to the Product, including, but are not limited to by way of example, any next generation or successor product that contains or performs comparable or similar functionality and performance as the Product.


     SOFTWARE WARRANTY PERIOD. The Software Warranty Period is the period of time beginning on the * Date and continuing * calendar days thereafter.


2. LICENSE. Licensor hereby grants to Lilly, and Lilly hereby accepts, on the following terms and conditions, * for either an enterprise license, a concurrent user license or a named user license as provided on Appendix A.


3. USE OF SOFTWARE AND DOCUMENTATION. Lilly will have the right, as part of the license granted in this Agreement, to make as many additional copies of the Software and Documentation needed in support of the licensed use of the Software and Documentation as it may determine; provide however, that Lilly
     * copy of * is installed. Licensor shall have the right to * .



     Lilly may also make backup and archival copies of the Software and Documentation. Lilly shall have the right to utilize any Product during the term of this Agreement, on or in connection with any CPU that is utilized to fulfill its data processing needs at one or more sites owned or controlled by Lilly, or its outsourcing Contractor * which will not be
     * . It will not be * organization or other organization providing similar services.



     Lilly, its agents or Contractors, shall have the right to unlimited use of the applicable Software and to operate and use the Software at any time and for any period of time at the convenience of Lilly within the scope of the license granted. Lilly may use the Software acquired hereunder * in connection with * at sites owned or controlled by Lilly, or its outsourcing Contractor * which will not * . It will not be * to an outsourcing to * or other organization providing similar services.



4. SOURCE CODE. Within thirty (30) days after the effective date of this Agreement, Licensor shall enter into a software escrow agreement with the software escrow agent of its choosing * Lilly shall be listed as a beneficiary under the software escrow agreement. Within thirty (30) days after the initial delivery of Software to Lilly hereunder, Licensor shall provide to the software escrow agent the "Deposit Materials" consisting of the source code for the version of the Software delivered to Lilly (the "Source Code"), and all documentation necessary for the use thereof. Licensor shall maintain all such Deposit Materials with the software escrow agent in its most current Upgrade version and will deliver any revised Deposit Materials to the source code escrow agent * is effected by Licensor. Lilly shall be entitled to receive the Deposit Materials upon the occurrence of one or more of the following Escrow Events: (i)* (ii) Licensor ceases, for any reason, to do business; (iii)* (iv) * (v) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or similar proceedings are instituted by or against Licensor or all or any substantial part of its property under any Federal or State law; or (vi) other events, if any, defined in the source code escrow agreement which permit the release of the Deposit Materials. Upon occurrence of one or more of the foregoing Escrow Events, Lilly shall receive a * including the Source Code and documentation therefor, solely for the benefit of Lilly to use in a manner consistent with the terms of this Agreement. In the event that Lilly shall be entitled to receive the Deposited Materials pursuant to the Escrow Events, Lilly shall have the right to * and Licensor shall * of this Agreement or any * .


5.   PHASE FORWARD'S INTELLECTUAL PROPERTY

     5.1 ACKNOWLEDGMENT OF RIGHTS. Lilly acknowledges that (i) as between Licensor and Lilly, all right, title and interest in and to the Products (including any and all patents, copyrights, trade secret rights, trademarks, trade names and other intellectual property rights embodied therein or associated therewith) are and shall remain the property of Licensor and its licensors (if any), (ii) this Agreement in no way conveys any right or interest in the Products other than the limited rights and license to use them in accordance herewith, (iii) the Products are works protected by the patent and copyright laws of the United States and by international treaties, and (iv) Licensor asserts that the Products and embody valuable confidential and secret information of Licensor or its licensors (if any), the development of which required the expenditure of considerable time and money.


     5.2 LILLY'S OBLIGATIONS. Except as may be otherwise expressly authorized herein, Lilly shall (i) not disclose or provide any Product to any other party, (ii) not alter, reverse engineer, disassemble, decompile or copy any Software, (iii) not use or analyze any Product for the purpose of developing any similar product whether for external or internal use (although Lilly may develop a similar product; provided however that * , (iv) not * in which any * Product are disclosed to any third party, (v) limit access to the Products to its employees, Contractors and Investigators who require access in connection with Lilly's use of the Products as authorized hereunder and who have agreed in writing or are otherwise legally bound to observe Lilly's obligations hereunder, (vi) take all reasonable precautions, including secure storage of all media containing copies of the Software, to prevent unauthorized or improper use or disclosure of the Software, (vii) not remove from, and reproduce on any authorized copies of, the Products all titles, trademarks, trade names, and copyright, patent and other proprietary or restrictive legends or notices, and (viii) maintain all copies of the Products in a manner so as to reasonably preclude unauthorized use thereof or access thereto.


6. *. The initial Product furnished by Licensor shall be subject to * as follows:


     6.1. At least * prior to installation of the Product, but no later than * following execution of this Agreement, Lilly shall provide Licensor with its * Licensor shall then *. Following delivery *. Licensor shall certify in writing to Lilly that *. With Licensor's assistance, Lilly shall, within
     * after receipt of such certification, *: (i) *; and (ii) *.


     6.2. If the Product * Lilly shall so notify Licensor in writing within five
     (5) business days of * and the *. In such case, the * shall be the date that * specified above.

Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0


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     6.3. If the * , Lilly shall notify Licensor of * in writing within * of completion of * and Licensor shall have * in which to * to cause it to * Thereafter, Lilly shall have * in which to * specified above. This process shall be repeated as may be necessary until * to be *; provided, however, that if * hereunder within * after Licensor's initial written certification to Lilly that *, Lilly shall have * and * , in addition to the remedies available in Section 6.5. If Lilly fails to notify Licensor of * within the * Provided that Licensor exercises its best efforts to * and * hereunder within * days after Licensor's initial written certification to Lilly that * Licensor shall have the option to cancel this Agreement if Lilly does not * upon * notice that Licensor is exercising its option to cancel the Agreement under this provision.


     6.4. * DURING *. During all *, Licensor shall provide * as set forth in
     Exhibit 2, * , attached hereto, at no expense to Lilly.

     6.5. FAILURE TO * . If * fails to * , then Lilly may, at its sole discretion, elect any or all of the following options.


     6.5.1. Lilly may terminate the Agreement and request the * Lilly may cancel the license and receive a full reimbursement from Licensor within * for any and all fees that it may have paid. Lilly may, at its sole option, extend such * subject to Lilly's right to cancel and obtain reimbursements if * . If Lilly * Lilly will notify the Licensor in writing within five business days of *.



     6.5.2 Lilly may * and thereafter, for a period of * , each party agrees to enter into good faith negotiations to determine if there is a resolution to
     * acceptable to both parties, in their sole discretion.


     6.6. In no event shall use of any Product by Lilly, for business, profit, revenue, or any other purpose during * , constitute *.

7. FEES, INVOICES AND PAYMENTS

     7.1. LICENSE FEES. Lilly will pay to Licensor the License Fees specified in Appendix A, according to the schedule specified in such Appendix A.


     7.2. MAINTENANCE FEES. Provided that Licensor has not breached this Agreement or the Maintenance Agreement, during the time period beginning * Lilly shall pay for Maintenance Services in accordance with the Maintenance Services Fees specified in Appendix A. Licensor shall not enter into a factoring transaction or similar transaction obligating Lilly to a third party with respect to the Maintenance Fees.


     7.3 CHARGES. Lilly will determine the applicability of charges by the following criteria: (i) except as provided in Section 6.3, no Product shall be deemed to be * and Lilly shall have no obligation to Licensor for any payment unless and until the Product has * as set forth in this Agreement;
     (ii) Lilly shall not be billed or liable for any charges or expenses other than those charges or expenses stated and expressly authorized in this Agreement; and (iii) charges under this Agreement effective for less than a full calendar month shall be prorated on the basis of a thirty (30) day month.

     7.4 INVOICES. Invoices shall be delivered to Lilly at the following address and must clearly indicate the Lilly Purchase Order number:

                                Eli Lilly and Company
                                Accounts Payable, Drop Code 1057
                                Lilly Corporate Center
                                Indianapolis, Indiana 46285


     Invoiced amounts not in dispute shall be paid by Lilly * . In the event that Lilly disputes the validity of any amount in any invoice, Lilly shall communicate to Licensor the nature of the dispute within * after the date of the invoice.


     7.5 TAXES. Lilly will pay, or reimburse Licensor, for any and all taxes, imposed on Lilly or Licensor by this Agreement, or on the Products provided hereunder, or the use thereof; provided, however, that Lilly shall have no obligation to pay any such taxes or amounts: (i) that are based upon income of Licensor; or (ii) that are personal property taxes assessed on Products that are licensed to Lilly; or (iii) that are personal property taxes assessed or assessable for any period prior to the * for the applicable Product; or (iv) if Lilly has no obligation under this Agreement to pay Licensor the license, purchase, or other acquisition or usage price or fee for the Product(s) against which the tax is assessed or otherwise due and payable; or (v) that are due in whole or in part because of any failure by Licensor or its agents to file any return or information required by law, rule or regulation. Any personal property taxes assessable on purchased Products after * therefor shall be borne by Lilly. Licensor shall pay, and shall hold Lilly harmless against, any penalty, interest, or additional tax that may be assessed or levied as a result of the failure or delay of Licensor or its agents to file any return or information required by law, rule, or regulation. Licensor shall provide reasonable assistance to Lilly should Lilly contest any taxes imposed on it which result from this Agreement.

8 LILLY'S COVENANTS AND OBLIGATIONS

     8.1 PROHIBITION OF DIAGNOSTIC OR THERAPEUTIC USE. Lily acknowledges that it understands, and undertakes to ensure that all users of the Products (including, without limitation, Contractors and Investigators) will understand, that (i) the Products are designed to expedite and improve the collection, management and analysis of specific and limited data in clinical trials; (ii) such data do not comprise complete patient medical record (iii) such data may be incorrect because of transcription or other errors; (iv) the Products are not a diagnostic or therapeutic aid and must be used only for research purposes, and (v) data collected by, or analyses performed by, the Products must not be used for patient diagnosis or therapy decisions.

     8.2 COMPLIANCE WITH CLINICAL TRIAL AND PRIVACY LAWS. Lilly represents and covenants, with respect to all clinical trials for which the Products are used, that (i) each such trial will be conducted in compliance with all applicable local, Federal and international laws, treaties, rules, regulations, guidelines and codes of practice relating to such trial, including in particular those pertaining to clinical investigations, the use of Investigational Products in humans, the rights of subjects participating in clinical trials, compensation for research-related injury and privacy of medical records (including the European Data Privacy Act, to the extent applicable, and any other applicable regulations governing the transfer of medical records to other countries or the inspection of such records by government authorities or persons responsible for monitoring clinical trials), and

Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0

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

     (ii) without limiting the generality of the foregoing, that each such trial will use consent forms which include all language necessary, and such consent forms will be implemented and obtained from subjects under all procedures necessary, to ensure compliance with the foregoing.

9.   INFRINGEMENT.

     9.1. INFRINGEMENT WARRANTY. Licensor warrants that Lilly's use of any Product or Documentation will not infringe any patent, copyright, trademark, trade secret, or other proprietary right and that the Product or Documentation is not the subject of a lien, a security interest, claim, cause of action, or otherwise hypothecated to a third party.

     Licensor warrants that it has the right to grant to Lilly the license to use Product as set forth in this Agreement without violating the rights of any third party and that there is no actual or threatened suit by any third party based on an alleged violation of such right by Licensor. To the extent Licensor incorporates third party rights into the Product, Licensor warrants that it shall have obtained the rights from those third parties to vest in or grant to Lilly the various license rights necessary under this Agreement. Lilly acknowledges that use of any Product may require third-party software (the "Third-Party Software"), that the license granted by Licensor for Products does not include licenses for any such Third-Party Software, and that Lilly is solely responsible for obtaining valid licenses for all such necessary Third-Party Software.


     9.2 * FOR * OF *. Licensor shall * as provided for in * against any claim of a breach of the warranty set forth in Section 9.1 above. * AND THE ENTIRE OBLIGATION * WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.


10.  SOFTWARE WARRANTIES.

     10.1. COMPATIBILITY AND PERFORMANCE. Licensor warrants that the Software will be compatible with the Licensor's technical environment recommendations, including hardware, operating system(s), software application(s), CPU's and networks specified by Licensor. Licensor represents and warrants to Lilly that all delivered components of the Software will be the latest generally available release, and that future releases and engineering changes to the Software or its components will not degrade performance or remove functionality. Licensor represents and warrants that at delivery and throughout the Warranty Period the Software shall substantially conform to and will operate substantially in accordance with the Specifications. Licensor shall not be responsible to the extent failures are caused by (a) Lilly's failure to use the Software in accordance with instructions included in the Documentation, or (b) the modification of the Software by any person other than Licensor, its employees, agents, affiliates or subcontractors (unless such modification was authorized or approved by Licensor); or (c) disaster or accident (unless caused by Licensor).


     10.2. * FOR * OF * . Lilly acknowledges that errors may exist or occur in any software program. As Licensor's *, and Lilly's * , for * set forth in
     Section 10.1 and 10.3, Licensor shall * to * and/or to * to correct any material error in any Software reported to Licensor during the Warranty Period. If, after reasonable efforts, Licensor cannot make the Software operate as warranted, then Licensor shall refund to Lilly all fees paid for such nonconforming Software upon Lilly's return of such nonconforming Software, * .


     10.3. MEDIA DEFECTS. Licensor warrants that all tapes, diskettes or other electronic media provided to Lilly hereunder will be free from defects. Licensor shall, within five days of notification by Lilly of such defect, replace any defective electronic media at no additional cost to Lilly.


     10.4. ILLICIT CODE. Licensor warrants unless (i) authorized in writing by Lilly or (ii) necessary to perform valid duties under this Agreement, any Software provided to Lilly by Licensor for use by Licensor or Lilly shall:
     (a) contain no hidden files, (b) as set up in the default installation, not replicate, transmit or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria ("Illicit Code"). Provided and to the extent any program has any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary, Licensor shall be in default of this Agreement, and a * shall apply. In addition to any other remedies available to it under this Agreement, Lilly reserves the right to pursue any civil and/or criminal penalties available to it against the Licensor.


     10.5. YEAR 2000. Licensor warrants and represents that the occurrence in or use by the Product of any dates, including without limitation any date with a year specified as "99" or "00", regardless of other meanings attached to these values, and any date before, on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing, and sequencing) and that the Product will create, store, process and output information related to or including Millennial Dates without errors or omissions and at no additional cost to Lilly. At Lilly's request, Licensor will provide sufficient evidence to demonstrate the adequate testing of the Product to meet the foregoing requirements.

     10.6. DOCUMENTATION OF THE LICENSED SOFTWARE. Licensor warrants and represents that it shall at all times document the operation of the Software in a manner consistent with the best practices of the software development industry, and such Documentation shall accurately reflect the operation of the Software and enable a person reasonably skilled in computer programming and in possession of the Software source code to use, and maintain the Software fully and completely. Licensor further represents and warrants that it shall control and identify all adaptations, upgrades, and enhancements of the Software by means of a version, release or build number.

11.  GENERAL REPRESENTATIONS AND WARRANTIES.

     11.1. DUE AUTHORITY. Each party's execution, delivery and performance of this Agreement and each agreement or instrument contemplated by this Agreement has been duly authorized by all necessary corporate action. This Agreement and each agreement or instrument contemplated by this Agreement, when executed and delivered by each party in accordance with the terms of this Agreement, will be the legal, valid, and binding obligation of such party, in each case enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws then in effect that govern the enforcement of creditors' rights generally. All persons who have executed this Agreement on behalf of a party, or who will execute any agreement or instrument contemplated by this Agreement on behalf of a party, have been duly authorized to do so by all necessary corporate action.


     11.2. * REQUIREMENTS. Licensor represents and warrants that any products or services provided under this Agreement, as delivered to Lilly, will * . Licensor represents and warrants that to its knowledge any products or services provided under this Agreement, as delivered to Lilly, * . Upon * , Licensor shall certify to Lilly that the products or services *


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Software License Agreement -- December, 2000 Edition 1.0


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     * . Upon written notice from Lilly that any service or product provided under this Agreement, as delivered to Lilly, does not * Licensor shall use its best efforts to remedy such * breach within * at no cost to Lilly. Furthermore, Licensor shall in good faith execute any and all agreements that Lilly reasonably requests Licensor to execute in order that Lilly may comply with Health Insurance Portability and Accountability Act ("HIPAA").


     11.3. * . Licensor warrants and represents that * for a Product shall be available from Licensor for the current version of the Product and the immediately preceding version.

     11.4. INSURANCE. Without limiting Licensor's liability to Lilly or third parties hereunder, Licensor shall maintain Commercial General Liability Insurance to include contractual and products completed operations coverages to the extent covered by insurance to meet its indemnification obligations under this Agreement or loss as required by applicable federal, state, or local laws, regulations or orders. All such insurance shall be primary and not contributory with regard to any other available insurance * in the amount of not less than *. * Licensor represents and warrants that it shall file all claims made under this Agreement with its insurance carriers.

     11.5. COMPLIANCE WITH LILLY POLICIES. Licensor agrees to reasonably assure that its employees will follow Lilly policies while at any Lilly site; provided Lilly provides Licensor with copies of such policies.

     11.6. GIFTS AND GRATUITIES. Licensor, its employees and agents shall not give or offer to give any material gifts or gratuities of any kind whatsoever to any Lilly employee or members of their families. In the event that Licensor is approached by anyone suggesting fraudulent or unethical behavior with regard to Licensor's business activities with Lilly, or if any request is made to Licensor, its employees or agents by any Lilly employees or members of their families for gifts or gratuities of any kind, Licensor agrees to immediately notify Lilly Procurement Management. Licensor certifies by execution of this Agreement that it knows of no material gifts or gratuities, or any kind whatsoever, paid to Lilly employees or members of their families by Licensor, Licensor's employees, or agents during the past two (2) years, except as otherwise set forth in writing to Lilly Procurement Management as an exhibit to this Agreement. Licensor agrees to immediately notify Lilly Procurement Management in writing of any violations of this subsection.

     11.7. PENDING LITIGATION. Licensor represents and warrants to Lilly that there is no action, suit, claim, investigation, or proceeding pending, or to the best of Licensor's knowledge, threatened against, by or affecting Licensor or the Product which, if adversely decided, might adversely affect Licensor's ability to enter into this Agreement, Licensor's performance of its obligations herein, or Lilly's use of the Software. Licensor further represents and warrants that it does not know of any basis for any such action.

     11.8 CHANGE OF CONTROL WARRANTY. Licensor represents and warrants to Lilly that no change of control with respect to Licensor is being considered, planned or pending by the Board of Directors or management, or to its knowledge the shareholders, of Licensor or by any affiliate of Licensor.

     11.9 DEBARMENT. Licensor represents and warrants that Licensor, and to the best of its knowledge its officers, directors, employees and agents, have not been debarred under any federal, state or local law, regulation, rule or order, including, but not limited to, the Generic Drug Enforcement Act of 1992. In the event any pending proceeding or threatened debarment of Licensor or its officers, directors, employees or agents, Licensor shall immediately notify Lilly of such proceeding or threatened debarment.


     11.10 * . In the event of * caused by the Software or Software failure, including, but not limited to, a Software failure resulting from an error, malfunction or overloading, Licensor shall *.


     11.11 FINANCIAL STATEMENTS. As of the date provided, Licensor represents and warrants that all schedules, documents, financial statements and materials provided to Lilly as part of any due diligence requests or RFP, if any, contain no untrue statement of material fact or omit a material fact necessary to make the statements contained therein not misleading. In the event that financial statements are provided to Lilly, as of the date provided, the financial statements present fairly and accurately in all material respects the financial position of Licensor, the results of its operations and costs and expenses for the periods specified and have been prepared in conformity with Generally Accepted Accounting Principles. Upon request by Lilly, Licensor agrees to provide Lilly with copies of its audited annual financial statements and unaudited quarterly financial statements as part of Lilly's ongoing vendor management program.


12. DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, REGARDING OR RELATING TO * HEREUNDER OR IN CONNECTION HEREWITH. LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. * REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING * WHETHER MADE * OR OTHERWISE, WHICH IS
     NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY LICENSOR FOR * .


13. TERM. The License granted pursuant to this Agreement shall commence upon execution of this Agreement and shall continue * , subject to the terms of this Agreement unless terminated in accordance with the provisions detailed herein.

14.  TERMINATION. This Agreement and the License may be terminated as follows:



     14.1. By Licensor upon * for the material breach by Lilly of any of its obligations under this Agreement if Lilly has not cured such breach within such notice period. Licensor shall not be permitted to terminate this Agreement or any License granted hereunder in the event Lilly breaches its obligations relating to * *



     14.2. If Licensor substantially fails to perform in accordance with its obligations under this Agreement, Lilly may notify Licensor of its breach of this Agreement. Within * following such notice, Licensor shall * such failure to perform and shall upon correction immediately notify Lilly. Lilly may terminate this Agreement if Licensor does not correct such failure to perform * . Lilly also may terminate this Agreement if any representation, warranty or obligation contained or referred to herein has been materially


Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0 breached, provided that Licensor has failed to cure such breach *.


     14.3. * after termination of this Agreement pursuant to this Section, Lilly shall immediately discontinue further use of the Software and destroy all such copies of the Software. Lilly shall, upon written request by Licensor, provide Licensor with written certification indicating the destruction of all such copies of the Software in Lilly's possession or under its custody or control.


     14.4. Without in any way prejudicing any legal relief or remedy, upon termination by Lilly pursuant to this Section, Lilly, shall receive from Licensor at * for the licenses Lilly has paid for and a * of amounts paid hereunder by Lilly for any *.


     14.5. DATA RIGHTS UPON TERMINATION. Upon termination of this Agreement, Licensor grants Lilly *.

     14.6. *. The * Agreement attached hereto as Exhibit 2 and incorporated herein by reference shall apply to all Products licensed or sold to Lilly hereunder as set forth in Appendix A, shall become effective upon * by Lilly. Notwithstanding anything else in the Agreement, if Lilly * it shall not result in * this Agreement.

15. SURVIVAL. The provisions in Sections 5, 8, 9, 11, and 16 through 30 shall survive acceptance and, payment under, and termination of, this Agreement


16. USE OF NAME AND PUBLICITY. Licensor agrees that it shall not, without prior written consent of Lilly in each instance, use in advertising, publicity or otherwise the name of Lilly, or any partner or employee of Lilly, nor any trade name, trademark, trade device or simulation thereof owned by Lilly, or represent, directly or indirectly, that any product or any service provided by Licensor has been approved, recommended, certified, or endorsed by Lilly. Licensor and Lilly agree not to advertise any affiliation with each other under this Agreement and not to publicly reveal the existence of this Agreement or any of the terms of this Agreement, without the prior written consent of the parties. Upon Lilly written consent, *, Licensor may *.


17. CONFIDENTIALITY, PROPRIETARY NATURE OF INFORMATION. The parties hereto acknowledge that all information and documents disclosed by a party, or which come to the receiving party's attention during the course of its performance of its obligations under this Agreement, constitute a valuable asset of and are proprietary to the disclosing party. Therefore, each party shall keep confidential and not disclose or otherwise make available to any third party any confidential information, advice or material of any nature that is provided or made available by the other party, including but not limited to, any written reports or other data, without the prior written consent of the other party. This provision shall survive termination of this Agreement.

     This section shall not apply to any information that: (i) is in or comes into the public domain through no breach by the recipient of the information of its obligations under this Agreement; (ii) the recipient acquires from a third party who owes no obligations of confidence to the other party to this Agreement in respect thereof; (iii) was already known to the recipient at the time it received such information from the other party to this Agreement as shown by the recipient's prior written records; or (iv) is independently developed by the receiving party without use of the other party's confidential information.

     If either Licensor or Lilly is requested or required by any legal or investigative process to disclose any information that it is not permitted to disclose, that party shall provide the other with prompt notice of each such request and the information requested so that the other party may seek to prevent disclosure or the entry of protective order. If disclosure is required and a protective order is not obtained, the party from whom disclosure is required shall disclose only such information that it is advised by its counsel is legally required to be disclosed.

     Due to the nature of the confidential information, the parties shall have the right to seek equitable relief to enforce any right arising hereunder or to prevent or cure any breach of this Section, without in any way prejudicing any available legal relief. Such equitable relief may include, but is not limited to, the seeking of a temporary or permanent injunction, restraining order or order for specific performance, and may be sought with or without prior notice, depending on the circumstances.

18. INDEMNIFICATION.


     18.1. INFRINGEMENT INDEMNIFICATION. In the event of an claim by a third party against Lilly that any Software infringes a patent, or any copyright or trade secret, Licensor shall indemnify, defend and hold Lilly harmless from any loss, cost, liability or expense, including reasonable attorneys' fees arising from such claim. If, as a result of any such claim of infringement, Licensor or Lilly is enjoined from using any Product and/or Documentation, or if Licensor believes that the Software is likely to become the subject of a claim of infringement, Licensor will, at its option and its expense: (i) procure for Lilly the right to continue using the Product and/or Documentation; or (ii) replace or modify the Product and/or Documentation so that it becomes non-infringing (which modification or replacement shall not adversely affect the applicable specifications for, or the use or operation by Lilly of, the Product and/or Documentation); or
     (iii) if the Product and/or Documentation is purchased, and the other options stated are not practicable, repurchase the Product and/or Documentation from Lilly; or (iv) if the Product and/or Documentation is licensed, and the other options stated are not practicable, remove such Product and/or Documentation from Lilly's site(s) and refund to Lilly licenses fees paid by Lilly for the Software *, and release Lilly from any further liability under this Agreement. This provision will survive termination of this Agreement. THE FOREGOING STATES *.



     18.2 GENERAL INDEMNIFICATION. Each party (the "Indemnifying Party") shall defend, indemnify, and hold the other party and its Affiliates, and the officers, directors, agents, employees and assigns or successors of each (the "Indemnified Party"), harmless from and against any and all claims, demands, suits, judgments, losses, or expenses of any nature whatsoever (including attorney's fees) arising directly or indirectly form or out of:
     (i) any negligent act, error, or omission of the Indemnifying Party, its subcontractors or their respective officers, directors, agents, subcontractors, invitees or employees; (ii) any breach of the Indemnifying Party's obligations or representations as set forth herein; (iii) * (iv) injuries to persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of the Indemnifying Party's personnel, subcontractors, or agents. Except for a party's liabilities as set forth in Section 18.1, and 17 of this Agreement, any damages that either party is required to pay for any reason whatsoever and regardless of the form of action, in the aggregate, shall be *. In addition, Lilly shall indemnify and hold Licensor and its affiliates, directors, officers, employees and agents (including successors and assigns) harmless against any claim arising out of or relating to any accident, adverse event, illness, disability, death or other medical-related problem in any way arising out or relating to, or alleged to arise out of or relate to, (i) any clinical trial of an Investigational Product for which any Product was used and (ii) any product derived from or based on such clinical trial or Investigational Product. Notwithstanding the foregoing, if any claim against Licensor for breach of this Agreement is a claim covered by any insurance policy maintained by Licensor, any recovery of proceeds under such policy shall be paid to Lilly to the extent Lilly's damages exceed the foregoing limitation of liability. Licensor shall vigorously pursue any applicable policy claim as requested by Lilly.


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Software License Agreement -- December, 2000 Edition 1.0

     18.3 Except for the obligations in Section 17, neither Licensor nor Lilly shall be liable to the other party for any special, punitive or consequential damages, or loss of profits arising out of or in connection with their respective obligations under this Agreement.


19. ASSIGNMENT. The duties under this Agreement may not be delegated, and the rights under this Agreement may not be assigned, to any third party in either case without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the either party may assign its rights and delegate its duties hereunder, with notice to but without consent of the other party, to any corporate successor to such party by merger, purchase of assets and assumption of liabilities, acquisition, reorganization, or otherwise, or to any Affiliate. Notwithstanding the foregoing, in no event shall * under this Agreement in whole or in part * in connection with *.


20. ADDITIONAL PROVISIONS. Additional provisions, if any, are set forth in Appendix A.


21. AUDIT PROVISION. During the term of this Agreement Lilly will have the right, at its expense and upon not less than five (5) working days prior written notice, to audit Licensor's systems and services, with specific emphasis on Licensor's security and change control procedures. Such audit, which may be conducted by Lilly personnel under obligations of confidentiality or by an independent auditing firm that Licensor has approved, will not interfere unreasonably with Licensor's business activities, and will be conducted no more than once per calendar year, unless Lilly has received a request from the U.S. Food and Drug Administration (or agency with similar regulatory authority and jurisdiction over Lilly's business), or unless a previous audit has disclosed a material non-conformance to the standards required by the appropriate agencies. If the audit shows material non-conformance to the obligations set forth in this Agreement, then Licensor will * as soon as practicable. If the non-conformance continues for *, then Lilly shall have the option to declare Licensor in breach of this Agreement. Lilly will use information received during an audit solely for the purposes of the Agreement and will otherwise maintain the confidentiality of such information. In addition, upon request, Licensor shall make available to the FDA all records required by governmental regulations related to the Software and any data or results produced by the Software. In any governmental or regulatory agency gives notice of its intention to conduct an audit or take any other regulatory actions with respect to the Software or any data or results produced by the Software, Licensor shall promptly give Lilly notice thereof, and Lilly shall have the right to be present at any such audit or regulatory action.


22. UCITA. Licensor and Lilly hereby acknowledge and agree that any provisions of any state law adopting exactly or in modified form the Uniform Computer Information Transactions Act ("UCITA") shall not be applicable to this Agreement. Furthermore, both Licensor and Lilly waive any and all rights arising from any such law.

23. CHOICE OF LAW AND VENUE. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, excluding all choice of law provisions. All proceedings relating to or arising out of the subject matter hereof shall be maintained exclusively in the courts situated in Marion County, Indiana, and Licensor hereby consents to personal jurisdiction and venue therein and hereby waives any right to object to personal jurisdiction or venue therein.

24. ENTIRE AGREEMENT. This Agreement, and all Exhibits, Schedules and Attachments constitutes the entire agreement between the parties regarding its subject matter. Any modification of this Agreement will be effective only if it is in writing and signed by the parties.

25. WAIVER. None of the conditions of the Agreement shall be considered waived unless such waiver is in writing and signed by the waiving party. No such waiver shall be a waiver of any past or future default, breach or modification of any of the conditions of the Agreement unless expressly stipulated in such waiver.

26. SEVERABILITY. If any provision in this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force.

27. NOTICES. Any written notices to be given hereunder by either party shall be deemed effective upon personal delivery or upon mailing the notice to the party to be served at the address appearing in Appendix B.

28. FORCE MAJEURE. Neither party shall be liable to the other for failure to perform under this Agreement if said failure results, directly or indirectly, from government action or inaction, labor disputes, mechanical or electrical breakdown, or natural disaster.

29. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

30. AMBIGUOUS TERMS. Any ambiguities in this Agreement will not be strictly construed against the drafter of the language concerned but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting. This Agreement will not be construed against any party by reason of its preparation.

Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0

                    APPENDIX A - FEES AND ADDITIONAL PROVISIONS

I.   FEES.

1.   DESCRIPTION OF * SERVICES


                                                                                          Annual
Quantity                   Description                  Unit Cost       Total Cost      Maintenance
--------    -------------------------------------       ---------       ----------      -----------


                        *                                   *                *               *
                        *                                   *                *               *





                                                           TOTAL:            *               *


2.   PAYMENT FOR * SERVICES

     *


II.  ADDITIONAL PROVISIONS.


     *


Eli Lilly and Company
Software License Agreement -December, 2000 Edition 1.0

                                                                    EXHIBIT 2: *

This * Agreement ("* Agreement") is subject to all terms and conditions of the Software License Agreement entered into by and between Lilly and Licensor on March ___, 2001 ("License Agreement").

WHEREAS, Lilly wishes to obtain * from Licensor for the Product(s) specified in the License Agreement; and

WHEREAS, Licensor wishes to provide * for the Product(s) on the terms and conditions described in this * Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     Terms in this * Agreement which are capitalized have the meanings set forth below, as defined elsewhere in this * Agreement or in the License Agreement.

     ERROR means an instance of failure of the Product to be operative. An Error is a Class 1 Error if it renders continued use of the Product commercially infeasible in Lilly's reasonable judgment. An Error is a Class 2 Error if it makes continued use of the Product seriously inconvenient and substantially reduces its value to Lilly, in Lilly's reasonable judgment. All other Errors are Class 3 Errors; in particular, all Documentation shortcomings and deviations and cosmetic errors that do not have the economic consequences defined for Class 1 and Class 2 Errors shall be deemed Class 3 Errors.

     * shall include the * described herein.

     * shall include, without limitation, providing a means for *.

     * shall be *. In addition, * . Beginning on January 1, 2002, *. Until December 31, 2001, Lilly may purchase * .

2.   TERM AND TERMINATION.

     2.1. TERM. The initial term of this * Agreement shall commence * for the Product covered by this * Agreement and continue through * (the " * Term"). Each subsequent term shall be for a period of * and this * Agreement * unless earlier terminated as provided herein.

     2.2. TERMINATION BY LILLY. After * Lilly may * the Product covered by this
     * Agreement at any time upon thirty (30) days prior notice to Licensor, whereupon the obligations of the parties under this * Agreement relating to such Product not expressly surviving shall cease.

     2.3. TERMINATION BY LICENSOR. If Licensor no longer continues to make * thereto generally available to its customers for such Product, the obligations set forth in Section 5.9 * of this * Agreement shall apply. Thereafter, in either event, Licensor may terminate the provision of * to such particular Product.

     2.4. TERMINATION BILLING. Licensor shall refund any prepaid charges for * pro rata from the effective date of any permitted termination. Lilly shall pay any charges for * rendered pro rata to the effective date of any permitted termination.


3. CHARGES. Licensor shall invoice Lilly for charges due and payable for * as set forth on Exhibit A * prior to each annual anniversary, and Lilly shall pay undisputed invoices *. Lilly shall not be obligated for any * of any kind rendered by Licensor except in accordance with this * Agreement.


4. REINSTATEMENT. After any * Lilly may * upon the terms and conditions of this * Agreement. The cost of * shall be * and, in addition, a penalty in the amount of * Licensor * had Lilly continued * during the period of *.

5.   * RESPONSIBILITIES.

     5.1. * Licensor shall provide Lilly the * described in this * Agreement with respect to each covered Product, including * Licensor shall correct all Errors reported by Lilly by means of the procedures established by this
     * Agreement. * shall be performed in a timely and professional manner by qualified maintenance technicians familiar with each Product and its operation. Licensor shall provide, upon Lilly's request, periodic reports on the status of * requested by Lilly.

     5.2. * TIME. Licensor shall provide * during the *. Licensor will also have
     * outside of the * from whom Lilly may request *. * both in and outside of the * , shall be provided as set forth below.

     5.3. * Licensor shall provide to Lilly, and keep current, a * for Lilly to *. Such * shall include: (1) the * which shall be the * and (2) the * to provide the *; provided however that Lilly must follow the procedures for Error Reporting set forth below. Lilly shall * at each site that may *.

     5.4. ERROR REPORTING. If Lilly desires * Lilly shall * in accordance with the *. Licensor's duly qualified personnel shall respond to Lilly's * with
     * Product * beginning * of Lilly's * or, as to *, within *. If Licensor fails * or if Lilly is unable, * to *; or if *, from the is * when Lilly * with Licensor *, then Lilly shall *



ELI LILLY AND COMPANY
SOFTWARE LICENSE AGREEMENT -- DECEMBER, 2000 EDITION 1.0

     * until *

     5.4.1. After Lilly *, Licensor shall provide * as soon as possible. Lilly shall consult with Licensor to *. If Licensor has not * on the same day as *, Lilly shall submit to Licensor a * and such other data as Licensor may request and is reasonably available to Lilly in order to *.

     5.4.2. For *, Licensor shall provide * reasonable in Lilly's judgment, in any event *. Licensor shall, upon Lilly's request and without limitation, * to work with Lilly * without interruption (i.e., 24 hours per day) until Licensor * Lilly shall pay travel and expense costs in connection herewith in accordance with Lilly's contractor travel policy.

     5.4.3. For *, Licensor shall provide * reasonable in Lilly's judgment, in any event *. Licensor shall, upon Lilly's request and without limitation, a * to work with Lilly * during Lilly's regular business hours until Licensor * reasonable in Lilly's judgment. Lilly shall pay travel and expense costs in connection herewith in accordance with Lilly's contractor travel policy.


     5.4.4. For *, Licensor shall * no later than the next Upgrade, unless Licensor has scheduled release of such Upgrade *, in which case Licensor shall * in the following Upgrade.


     5.5. UPDATES AND UPGRADES. Licensor shall provide to Lilly as part of * Updates and Upgrades to the Product *, whenever Licensor makes such Updates and Upgrades generally available to its customers.


     5.6. CONTINUING *. Lilly may decline to install an Update or Upgrade offered by Licensor. In such event, Licensor shall continue the * for the most current Version of the Software and the immediately preceding Version. For an additional annual fee *, for such * ("* Fee"), Licensor shall continue the * for * Product that is installed at Lilly, subject to Licensor's right to terminate this * Agreement as permitted in Section 2.3 Termination by Licensor.


     5.7. COMPATIBILITY. Licensor shall ensure that the technical environment recommendations for the operating system software to be used in conjunction with the Software shall at all times be a supported version of said software.

     5.8. EARLY VERSION. Licensor shall, upon Lilly's request, provide early versions of Updates or Upgrades AS IS with no warranty or * prior to general release in order to provide development feedback. At Lilly's request, Licensor will *. Lilly may send a reasonable number of *. Lilly shall pay all out-of-pocket expenses associated therewith.


     5.9 *. If the provision of * covered by this * Agreement is * as allowed in
     Section 2.3 Termination by Licensor, Licensor shall (ii) * and (ii) use commercially reasonable efforts to find for Lilly a third party acceptable to Lilly to offer * at a price comparable to the charges set forth herein
     * Lilly uses the Product commercially in the conduct of its business. Licensor shall assist Lilly to achieve a smooth transition to any other vendor of * after any termination of the provision of * covered by this * Agreement, or of this * Agreement.


     5.10 MODIFICATIONS. Licensor shall provide, at Lilly's request, a total of *

6.   LILLY RESPONSIBILITIES.

     6.1. SUSPECTED ERRORS. If Lilly discovers any suspected Error in the Program, Lilly shall analyze the suspected Error to determine if it is the result of Lilly's misuse or misunderstanding of the Product or by the performance of a third party before seeking Licensor's assistance.

     6.2. UNAUTHORIZED MODIFICATIONS. In the event Licensor determines that the problem reported by Lilly is directly related to unauthorized alterations of the Product by Lilly or the performance of a third party, then Licensor may charge for employee time expended at the current time and material rates agreed upon less discount in addition to reasonable out-of-pocket expenses; or at Lilly's option; Licensor shall be released from maintenance obligations for the modified portion of the Product.

7. BREACH AND REMEDIES. If Licensor does not deliver the correction for the suspected Error within the times allowed by Section 5, * Responsibilities, even if Licensor has delivered a reasonable workaround, Licensor shall provide, within ten (10) days after such allowed times, a written analysis of the problem and a written plan to supply Lilly with a correction that will not degrade performance or functionality within ten (10) days after such allowed times. If Lilly rejects such plan and Licensor has not delivered a correction that will not degrade performance or functionality within ten (10) days of Lilly's notice of rejection, Licensor shall be considered to be in breach.

Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0

                         APPENDIX B - NOTICES

If to Lilly:

             Global Sourcing Manager - IT Procurement
             Eli Lilly and Company
             Lilly Corporate Center
             Indianapolis, Indiana 46285


With a copy to:

             Eli Lilly and Company
             Lilly Corporate Center
             Indianapolis, Indiana 46285
             Attn: General Counsel


 If to Licensor:

             Phase Forward Incorporated
             1440 Main Street
             Waltham, MA 02451
             Attn: Chief Financial Officer


 With a copy to:

             Phase Forward Incorporated
             1440 Main Street
             Waltham, MA 02451
             Attn: General Counsel












Eli Lilly and Company
Software License Agreement -- December, 2000 Edition 1.0





                                3